EXHIBIT 99.1


                NORTH GEORGIA COMMUNITY FINANCIAL PARTNERS, INC.
                             350 West Belmont Drive
                             Calhoun, Georgia 30701
                                 (706) 629-6499



                                  April 9, 2004



Dear  Shareholder:

     You are cordially invited to attend our annual meeting of shareholders, which will be held at the main office of North Georgia National at 350 West
Belmont Drive, Calhoun, Georgia, on Thursday, May 20, 2004, at 9:00 a.m. I sincerely hope that you will be able to attend the meeting, and I look forward to seeing you.

     The attached notice of the annual meeting and proxy statement describes the formal business to be transacted at the meeting. At the meeting, we will also report on our operations during the past year and during the first quarter of fiscal year 2004, as well as our plans for the future.

     Please take this opportunity to become involved in the affairs of North Georgia Community. Whether or not you expect to be present at the meeting, please mark, date, and sign the enclosed proxy, and return it to us in the envelope provided as soon as possible. Returning the proxy will NOT deprive you of your right to attend the meeting and vote your shares in person. If you attend the meeting, you may withdraw your proxy and vote your own shares.



                                                Sincerely,



                                                David  J.  Lance
                                                President

                NORTH GEORGIA COMMUNITY FINANCIAL PARTNERS, INC.
                             350 West Belmont Drive
                             Calhoun, Georgia 30701
                                 (706) 629-6499




                  NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 20, 2004


     The annual meeting of shareholders of North Georgia Community Financial Partners, Inc. will be held on Thursday, May 20, 2004, at 9:00 a.m., at the main office of North Georgia National at 350 West Belmont Drive, Calhoun, Georgia, for the following purposes:

     (1) To elect David J. Lance, Thomas M. Kinnamon, Ernest M. Acree, Jr. and Jim Griffin to serve as directors for a one-year term; and

     (2) To transact any other business as may properly come before the meeting or any adjournments of the meeting.

     The board of directors has set the close of business on April 2, 2004, as the record date for determining the shareholders who are entitled to notice of, and to vote at, the meeting.

     We hope that you will be able to attend the meeting. We ask, however, whether or not you plan to attend the meeting, that you mark, date, sign, and return the enclosed proxy as soon as possible. Promptly returning your proxy will help ensure the greatest number of shareholders are present at the meeting in person or by proxy.

     If you attend the meeting in person, you may revoke your proxy at the meeting and vote your shares in person. You may revoke your proxy at any time before the proxy is exercised.


                                             By Order of the Board of Directors,



                                             David  J.  Lance
                                             President

April 9, 2004

                NORTH GEORGIA COMMUNITY FINANCIAL PARTNERS, INC.
                             350 West Belmont Drive
                             Calhoun, Georgia 30701
                                 (706) 629-6499

           __________________________________________________________

                     PROXY STATEMENT FOR 2004 ANNUAL MEETING
           __________________________________________________________


                                  INTRODUCTION

TIME AND PLACE OF THE MEETING

     Our board of directors is furnishing this proxy statement in connection with its solicitation of proxies for use at the annual meeting of shareholders to be held on Thursday, May 20, 2004, at 9:00 a.m., at the main office of North Georgia National at 350 West Belmont Drive, Calhoun, Georgia, and at any adjournments of the meeting.

RECORD DATE AND MAILING DATE

     The close of business on April 2, 2003, is the record date for the determination of shareholders entitled to notice of and to vote at the meeting. We first mailed this proxy statement and the accompanying proxy to shareholders on or about April 9, 2004.

NUMBER  OF  SHARES  OUTSTANDING

     As of the close of business on the record date, North Georgia Community had authorized 10,000,000 shares of common stock, $5.00 par value, of which 912,167 shares were issued and outstanding. Each issued and outstanding share of common stock is entitled to one vote on all matters presented at the meeting.


                          VOTING AT THE ANNUAL MEETING

PROCEDURES FOR VOTING BY PROXY

     If you properly sign, return and do not revoke your proxy, the persons appointed as proxies will vote your shares according to the instructions you have specified on the proxy. If you sign and return your proxy but do not specify how the persons appointed as proxies are to vote your shares, your proxy will be voted FOR the election of the director nominees and in the best judgment of the persons appointed as proxies as to all other matters properly brought before the meeting. If any nominee for election to the board of directors named in this proxy statement becomes unavailable for election for any reason, the proxy will be voted for a substitute nominee selected by the board of directors.

     You can revoke your proxy at any time before it is voted by delivering to David J. Lance, president of North Georgia Community, at the main office of North Georgia Community, either a written revocation of the proxy or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

REQUIREMENTS  FOR  SHAREHOLDER  APPROVAL

     A quorum will be present at the meeting if a majority of the outstanding shares of common stock is represented in person or by valid proxy. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists. Only those votes actually cast for the election of a director, however, will be counted for purposes of determining whether a particular director nominee receives sufficient votes to be elected. To be elected, a director nominee must receive more votes than any other nominee for the particular seat on the board of directors. As a result, if you withhold your vote as to one or more nominees, it will have no effect on the outcome of the election unless you cast that vote for a competing nominee. At the present time we do not know of any competing nominees.

     ABSTENTIONS. A shareholder who is present in person or by proxy at the annual meeting and who abstains from voting on any or all proposals will be included in the number of shareholders present at the annual meeting for the purpose of determining the presence of a quorum. Abstentions do not count as votes in favor of or against a given matter.

     BROKER NON-VOTES. Brokers who hold shares for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the exchange or other organization of which they are members. Proxies that contain a broker vote on one or more proposals but no vote on others are referred to as "broker non-votes" with respect to the proposal(s) not voted upon. Broker non-votes are included in determining the presence of a quorum. A broker non-vote, however, does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority.

     Approval of any other matter that may properly come before the annual meeting requires the affirmative vote of a majority of shares of common stock present in person or by proxy and entitled to vote on the matter. Abstentions and broker non-votes will be counted in determining the minimum number of votes required for approval and will, therefore, have the effect of negative votes.

                             SOLICITATION OF PROXIES

     North Georgia Community will pay the cost of the proxy solicitation. Our directors, officers and employees may, without additional compensation, solicit proxies by personal interview, telephone, fax, or otherwise. We will direct brokerage firms or other custodians, nominees or fiduciaries to forward our proxy solicitation material to the beneficial owners of common stock held of record by these institutions and will reimburse them for the reasonable out-of-pocket expenses they incur in connection with this process.

                        PROPOSAL:  ELECTION OF DIRECTORS

     The board of directors proposes that each nominee listed below be elected as a director of North Georgia Community, to serve a one year term and until his successor is elected and qualified. The following table shows for each nominee:
(a) his name, (b) his age at December 31, 2003, (c) how long he has been a director of North Georgia Community, (d) his position(s) with North Georgia Community, other than as a director, and (e) his principal occupation and recent business experience for the past five years.

                           DIRECTOR   POSITION WITH NORTH GEORGIA
NAME (AGE)                  SINCE     COMMUNITY AND BUSINESS EXPERIENCE
-------------------------  --------  -----------------------------------------
David J. Lance (49)            2000  President of North Georgia Community
                                     and President and Chief Executive
                                     Officer of North Georgia National Bank;
                                     previously President and Chief Executive
                                     Officer of First National Bank of
                                     Northwest Georgia, Calhoun, Georgia

Thomas M. Kinnamon (58)        2000  Secretary of North Georgia Community
                                     and Chairman of the Board of North
                                     Georgia National Bank; President of
                                     Accent Yarns & Textiles, Inc., Dalton,
                                     Georgia (yarn and textile manufacturing
                                     and sales)

Ernest M. Acree, Jr. (57)      2003  Certified Public Accountant

Jim Griffin (53)               2003  Chief Financial Officer of Precision
                                     Products, Inc.; also Certified Public
                                     Accountant with Acree, Jinright and
                                     Company from 1995 until 2001.


                           RELATED PARTY TRANSACTIONS

     North Georgia Community and North Georgia National have banking and other business transactions in the ordinary course of business with directors and officers of North Georgia Community and North Georgia National and their affiliates, including members of their families, corporations, partnerships or other organizations in which the directors and officers have a controlling interest. These transactions are on substantially the same terms (including price, interest rate and collateral) as those prevailing at the same time for comparable transactions with unrelated parties. In the opinion of management, these transactions do not involve more than the normal risk of collectibility or present other unfavorable features to North Georgia Community or North Georgia National.

                               EXECUTIVE OFFICERS

     The following table shows for each executive officer of North Georgia
Community: (a) his or her name, (b) his or her age at December 31, 2003, (c) how long he or she has been an officer of North Georgia Community, and (d) his or her positions with North Georgia Community and North Georgia National:

                                           POSITION WITH NORTH GEORGIA
NAME (AGE)                 OFFICER SINCE   COMMUNITY AND NORTH GEORGIA NATIONAL
-------------------------  -------------  -------------------------------------------

David J. Lance (49)                 2000  President of North Georgia Community;
                                          President and Chief Executive Officer of
                                          North Georgia National Bank

Thomas M. Kinnamon (58)             2000  Secretary of North Georgia Community;
                                          Chairman of the Board of North Georgia
                                          National Bank

Rhonda C. Massengill (49)           2001  Chief Financial Officer of North Georgia
                                          Community; Chief Financial Officer of North
                                          Georgia National Bank

                         INDEPENDENT PUBLIC ACCOUNTANTS

     North Georgia Community has selected the accounting firm of Mauldin & Jenkins, LLC to serve as its principal accountants for the fiscal year ending
December 31, 2004. A representative of the firm is expected to be present at the meeting and will be given the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.


                                  OTHER MATTERS

     The board of directors of North Georgia Community knows of no other matters that may be brought before the meeting. If, however, any matters other than the election of directors or matters to related to the election, should properly come before the meeting, votes will be cast pursuant to the proxies in accordance with the best judgment of the proxyholders.

     Whether or not you can attend the meeting, please complete, sign, date, and return the enclosed proxy promptly. An envelope has been provided for that purpose. No postage is required if it is mailed in the United States.

                NORTH GEORGIA COMMUNITY FINANCIAL PARTNERS, INC.

                                      PROXY
                       SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON THURSDAY, MAY 20, 2004

     The undersigned hereby appoints Rhonda C. Massengill and Thomas M. Kinnamon, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them or either of them to represent and to vote, as designated below, all of the common stock of North Georgia Community Financial Partners, Inc., which the undersigned would be entitled to vote if personally present at the annual meeting of shareholders to be held at the main office of North Georgia National at 350 West Belmont Drive, Calhoun, Georgia, and at any adjournments of the annual meeting, upon the proposal described in the accompanying Notice of the Annual Meeting and the Proxy Statement relating to the annual meeting, receipt of which are hereby acknowledged.

THE  BOARD  OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSAL.

PROPOSAL:      To  elect the four (4) persons listed below to serve as directors of  North  Georgia  Community  Financial Partners, Inc. for a one
               -year  term:

                     David J. Lance              Thomas M. Kinnamon
                     Ernest M. Acree, Jr.        Jim  Griffin

[ ] FOR all nominees listed above (except as     [ ] WITHHOLD authority
    indicated  below)                                to vote for all nominees
                                                     listed  above

INSTRUCTION:     To  withhold  authority  for any individual nominee, mark "FOR"
                 above,  and  write  the  nominee's  name  in  this
                 space
                      ----------------------------------------------------------


     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION TO THE CONTRARY IS INDICATED, IT WILL BE VOTED FOR THE PROPOSAL.

     DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING.

     If stock is held in the name of more than one person, all holders must sign. Signatures should correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.



                                               ---------------------------------
                                               Signature(s) of Shareholder(s)

[LABEL]
                                               ---------------------------------
                                               Name(s) of Shareholders(s)

                                               Date:                     ,  2004
                                                    ---------------------
                                                    (Be sure to date your Proxy)

Please mark, sign and date this Proxy, and return it in the enclosed return-addressed envelope. No postage necessary.

   I WILL           WILL NOT             ATTEND THE ANNUAL SHAREHOLDERS MEETING.
         -------            ----------

                     PLEASE RETURN PROXY AS SOON AS POSSIBLE
                     ---------------------------------------